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                                                            EXHIBIT 99.3


                                NEWS RELEASE

                      ENSCO INTERNATIONAL INCORPORATED

__________________________________________________________________________



Contact:     Richard A. LeBlanc
             (214) 922-1500



                  ENSCO SIGNS LETTER OF INTENT FOR SALE OF
                          ENSCO TECHNOLOGY COMPANY


         Dallas,   Texas,   September   11,   1995....ENSCO   International
Incorporated ("ENSCO") announced that it has signed a Letter of Intent for the sale of ENSCO Technology Company to Drilex Holdings Corp. ("Drilex"). Consideration is anticipated to be in the range of $14-$18 million. Completion of the transaction, which is expected by September 30, 1995, is subject to satisfaction of various conditions, including Board approvals and completion of definitive agreements. Early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act was granted on September 5, 1995.

         Drilex, headquartered in Houston, Texas, is a leading provider of manufactured products and services for use in directional and horizontal drilling.

         ENSCO, headquartered in Dallas, Texas, is engaged in providing contract drilling and related services to the international petroleum industry.